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                                                                    Exhibit 99.2




March 24, 1999


Mr. Steven Foote
Hurwitz Group
11 Speen Street
Framingham, MA 01701


Dear Mr. Foote:

     As you may or may not be aware, Marimba, Inc. (the "Company"), our client, is proposing an initial public offering of its Common Stock ("IPO"). In connection with the IPO, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (the "SEC"), containing certain information from the report you prepared for the Company assessing the break-even return on investment for certain of the Company's customers. In response to SEC comments to the registration statement, the Company is hereby requesting your consent to reference selected portions of your report in their registration statement and to file such consent as an amendment to the registration statement. The relevant portions of the report are attached for your review.


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Page 2


     To acknowledge your consent to the foregoing, please execute the signature block below and fax this letter back to me at (650) 321-2800. The Company is filing an amendment to its registration statement on Wednesday, March 31, 1999 with its responses to the SEC comments and would therefore appreciate your feedback on this matter by the end of the week if possible. We appreciate your immediate attention to this matter. If you have any questions or would like additional information, please call me at (650) 463-5373.


                                        Best Regards,


                                        /s/ AMY S. COHEN
                                        ----------------
                                        Amy S. Cohen


ACKNOWLEDGED AND CONSENTED:
--------------------------

HURWITZ GROUP


By: /s/ STEVEN D. FOOTE
   ----------------------------------
   Signature

Steven D. Foote
-------------------------------------
Please print name

Senior Vice President
-------------------------------------
Title, if applicable

3/26/99
-------------------------------------
Date
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                                   EXHIBIT A
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                                   EXHIBIT A

     Many of our customers have gained measurable cost saving benefits through their deployment of Castanet. We engaged the Hurwitz Group, an industry analyst and research firm, to work with us to assess the amount of time required for Castanet to pay for itself, or achieve a break-even return on investment for selected customers. The cost savings include both reductions in costs that the customer has achieved or expects to achieve, as well as anticipated costs that the customer expects to avoid, by deploying Castanet. These cost saving data are based on data provided by the customers, and have not been independently verified. The following examples demonstrate the expected payback period for Castanet in three diverse customer deployments.

--------------------------------------------------------------------------------------------------------------
                                               Initial                                            Net Payback
  Customer        Use of Castanet            Investment     Estimated Monthly Cost-Savings          Period
--------------------------------------------------------------------------------------------------------------
Major          Distribute and manage           $200,000      People savings:          $ 21,000     2 months
Manufacturer   sales productivity                            Hardware savings:        $  5,000
               applications to its                           Network bandwidth
               remote/mobile sales force                       utilization savings:   $121,800
               and channel partners                                                   --------
                                                             Total:                   $147,800
--------------------------------------------------------------------------------------------------------------
Computer       Distribute all internal       $1,000,000      People savings:          $165,000     4 months
Equipment      business applications to                      Hardware savings:        $122,000
Manufacturer   employees connected to                                                 --------
               worldwide corporate                           Total:                   $287,000
               network.
--------------------------------------------------------------------------------------------------------------
Major Retail   Distribute, update and        $2,000,000      People savings:          $ 86,000     12 months
Corporation    manage Windows                                Hardware savings:        $ 25,000
               applications over T1 lines                    Support call savings:    $ 60,000
               to global retail network.                                              --------
                                                             Total:                   $171,000
--------------------------------------------------------------------------------------------------------------

(1) Represents the total amount of anticipated time needed for the organization to recoup initial investment in terms of monthly cost savings.